UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 18, 2025

Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Street, Ste. 400
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Committee Appointment

On December 18, 2024, Autodesk, Inc. (“Autodesk” or the “Company”) filed a Current Report on Form 8-K disclosing, among other things, that John T. Cahill was appointed to the Company’s Board of Directors (the “Board”), effective December 18, 2024. At the time of his appointment, the Board had not made a final determination regarding the committees of the Board to which Mr. Cahill would be appointed. On January 18, 2025, the Board appointed Mr. Cahill to the Audit Committee of the Board, effective January 18, 2025. The Board has determined that Mr. Cahill is an “audit committee financial expert” under the criteria set forth in Item 407(d)(5) of Regulation S-K.

Item 8.01. Other Events.

Date of Annual Meeting of Stockholders

The Board has scheduled the Company’s Annual Meeting of Stockholders (the “2025 Annual Meeting”) for June 18, 2025, to coincide with the timing of the meeting in prior years before last. Because the date of the 2025 Annual Meeting will be more than 25 days but less than 30 days before the anniversary of the Company’s prior annual meeting of stockholders, certain previously announced deadlines for stockholder nominations and proposals have been adjusted pursuant to the Company’s bylaws.

In order for a stockholder proposal or the nomination of a candidate for director to be considered, such proposal or nomination must be received by the Company at its principal executive offices by the deadlines set forth in the “New Deadline” column of the table below, and be in compliance with the Company’s bylaws and, if applicable, Rule 14a-8 or Rule 14a-19 under the Securities Exchange Act of 1934.

Submission	Rules and Requirements	Previously Announced Deadline	New Deadline
Stockholder proposals for inclusion in 2025 Annual Meeting proxy materials	SEC Rule 14a-8	No later than close of business (5:00 p.m. Pacific Time) on February 14, 2025	No change
Proxy Access Director Nominees	Section 2.5(d) of Bylaws
Between January 15, 2025 and close of business on February 14, 2025 assuming we do not change the date of our 2025 meeting date to be more than 25 days before or after the first anniversary of our 2024 Annual Meeting
Between January 19, 2025, and 5:00 pm Pacific time on February 18, 2025
Notice Provision for Other Items of Business or non-Proxy Access Director Nominees	Section 2.5(a) and (b) of Bylaws
Between March 18, 2025 and 5:00 pm Pacific time on April 17, 2025, assuming we do not change the date of our 2025 meeting to be more than 25 days before or after the first anniversary date of our 2024 Annual Meeting
Between February 18, 2025, and 5:00 pm Pacific time on March 20, 2025

All notices of proposals by stockholders should be emailed to board-administrator@autodesk.com or mailed to Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105, Attention: Chief Legal Officer.

Caution Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements including statements above regarding the timing and expectations regarding the Company’s audit committee’s internal investigation and the filing of the Form 10-K, statements relating to the Company’s plan to regain compliance with Nasdaq’s rules, as well as all statements that are not historical facts. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to the discovery of additional information relevant to the internal investigation; the conclusions of the Company’s audit committee (and the timing of the conclusions) concerning matters relating to the investigation; the timing of the review by, and the conclusions of, the Company’s independent registered public accounting firm regarding the investigation and the Company's financial statements; the risk that the completion and filing of the Form 10-K will take longer than expected; uncertainties about the timing of the Company’s submission of a compliance plan; Nasdaq’s acceptance of any such plan; the duration of any extension that may be granted by Nasdaq; the risk that the Company will be unable to meet Nasdaq’s continued listing requirements; and the other risks and uncertainties described in the Company’s SEC reports, including under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein speak only as of the date of this report. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this report.
Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By: /s/ Ruth Ann Keene
Ruth Ann Keene Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary

Date:  January 21, 2025